UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

October 25, 2019

RINGCENTRAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 Davis Drive

Belmont, California 94002

(Address of principal executive offices)

(650) 472-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	RNG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, RingCentral, Inc., a Delaware corporation (“RingCentral” or the “Company”), entered into an Investment Agreement (the “Investment Agreement”), dated as of October 3, 2019, with Avaya Holdings Corp. (NYSE: AVYA) (collectively with Avaya Inc., “Avaya”), in connection with RingCentral’s strategic partnership with Avaya.

On October 31, 2019, RingCentral completed its purchase of 125,000 shares of Avaya’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Avaya Series A Preferred Stock”) in a private placement under the Securities Act of 1933, as amended, for an aggregate purchase price of $125 million, pursuant to the Investment Agreement. The Avaya Series A Preferred Stock issued to RingCentral pursuant to the Investment Agreement will be convertible into shares of Avaya’s common stock, par value $0.01 per share (the “Avaya Common Stock”), at an initial conversion price of $16.00 per share.

The foregoing description of the Investment Agreement in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Investment Agreement, a copy of which was filed as Exhibit 10.1 to RingCentral’s Current Report on Form 8-K, filed with the SEC on October 3, 2019, and is incorporated herein by reference.

Item 8.01	Other Events.

On October 25, 2019, the U.S. Federal Trade Commission notified the Company that early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, was granted, effective immediately, with respect to the purchase of the Avaya Series A Preferred Stock by RingCentral under the Investment Agreement.

On October 31, 2019, the Company issued a press release announcing the closing of the strategic partnership with Avaya. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	99.1	Press Release, dated October 31, 2019.

	104	Cover Page Interactive Data File (formatted as inline XBRL)

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others: the anticipated benefits of and activity under RingCentral’s strategic partnership with Avaya, including the ability to create a long-term growth opportunities for RingCentral and other risks discussed in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

RINGCENTRAL, INC.

Date: October 31, 2019

	By:	/s/ John Marlow
	Name:	John Marlow
	Title:	Chief Administrative Officer